Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, COO and CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Meryl L. Schreibstein
Investor Relations Administration
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Better Than Expected Q3 2009 Results and

Raises Q4 2009 and FY 2009 Revenue and Diluted EPS Guidance

San Francisco, CA, November 19, 2009 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the third quarter of fiscal year 2009 ended November 1, 2009 (“Q3 09”).

Q3 09 RESULTS

Net revenues in Q3 09 decreased 3.0% to $729 million versus $752 million in the third quarter of fiscal year 2008 ended November 2, 2008 (“Q3 08”). Comparable store sales in Q3 09 increased 1.7% from Q3 08.

Diluted earnings per share (“EPS”) on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 09	Q3 08
GAAP Diluted EPS	$0.07	<$0.10>
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	$0.06	$0.07
Impact of Exiting Excess Distribution Capacity (Note 2)	$0.03	-
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	<$0.06>
Subtotal of Unusual Business Events*	$0.09	$0.01
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	$0.16	<$0.10>

* Due to rounding to the nearest cent, totals may not equal the sum of the line items in the table above.

Howard Lester, Chairman and Chief Executive Officer, commented, “We are extremely pleased to deliver another consecutive quarter of better than expected results. Throughout the quarter, we saw a progressively stronger than anticipated consumer response to our merchandise and marketing strategies which resulted in significantly improved selling margins. We also saw ongoing benefit from our cost containment and inventory management initiatives, all of which contributed to a $206 million increase in our cash balance versus last year. Our focus on the aspects of the business we could control – merchandising, marketing, working capital, and cost containment – has driven the organization to a higher level of performance and we are optimistic that this performance will allow us to incrementally improve our operating margins over time, despite our belief that macro-economic recovery will be slow and gradual.”

Mr. Lester continued, “As we look forward to the fourth quarter, we believe the trends we are seeing on both the top and bottom lines are indicative of the merchandising, marketing and service level changes we have made in our business. As such, we are raising our fourth quarter financial guidance to reflect the favorable impact of these changes. We are also continuing to expand on the initiatives that have driven this success as we approach 2010, including: (1) capturing market share through innovative merchandising and a greater emphasis on opening price points; (2) delivering superior customer service; (3) continuing our catalog circulation optimization strategy; (4) driving efficiencies in our worldwide supply chain; and (5) maximizing profitability and cash flow.”

Retail net revenues in Q3 09 increased 0.9% to $428 million versus $424 million in Q3 08. This increase was driven by a 1.7% increase in comparable store sales and a 2.2% year-over-year increase in retail leased square footage (“LSF”), including four net new stores. The Pottery Barn and West Elm brands had year-over-year revenue increases, while net revenues in the Pottery Barn Kids, Williams-Sonoma and Williams-Sonoma Home brands declined during the quarter. Third quarter year-over-year comparable store sales by retail concept are shown in the table below:

Third Quarter Comparable Store* Sales Change by Retail Concept

Retail Concept	Q3 09	Q3 08
Williams-Sonoma	<2.1%>	<11.4%>
Pottery Barn	7.6%	<27.6%>
Pottery Barn Kids	<3.1%>	<20.0%>
Outlets	<6.7%>	<26.1%>
Total	1.7%	<21.4%>

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Direct-to-customer net revenues in Q3 09 decreased 8.1% to $301 million versus $328 million in Q3 08. All brands had declining net revenues during the quarter, led primarily by Pottery Barn, West Elm, Pottery Barn Kids and Williams-Sonoma Home. Internet revenues in Q3 09 decreased 7.0% to $230 million versus $247 million in Q3 08.

Gross margin expressed as a percentage of net revenues in Q3 09 was 34.7% versus 32.0% in Q3 08. Excluding the 20 basis point impact related to unusual business events in Q3 09 (see Notes 1 and 2 in Exhibit 1), non-GAAP gross margin expressed as a percentage of net revenues was 34.9%. This 290 basis point increase was driven by a decrease in cost of merchandise (including the benefit from reduced markdowns), reduced freight costs, favorable replacement and damage expense, and occupancy expense reductions.

Selling, general and administrative (“SG&A”) expenses on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP SG&A Expenses

(See Exhibit 1 for Notes)

	Q3 09		Q3 08
	$ (millions)	% of rev	$ (millions)	% of rev
GAAP SG&A Expenses	$243	33.4%	$260	34.6%
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	<$11>	<1.5%>	<$12>	<1.6%>
Impact of Exiting Excess Distribution Capacity (Note 2)	<$6>	<0.8%>	-	-
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	-	$11	1.5%
Subtotal of Unusual Business Events*	<$17>	<2.3%>	<$1>	<0.2%>
Non-GAAP SG&A Expenses Excluding Unusual Business Events*	$227	31.1%	$259	34.4%

* Due to rounding to the nearest million, totals may not equal the sum of the line items in the table above.

The 330 basis point decrease in non-GAAP SG&A expenses was primarily driven by reductions in employment, total advertising and other general expenses, reflecting the effect of our infrastructure cost reduction program, catalog circulation optimization strategy and continuing cost containment initiatives. The reduction in employment expense was net of a year-over-year increase in incentive compensation costs.

The effective income tax rate in Q3 09 was 19.6% versus 43.7% in Q3 08. This decrease in the effective quarterly tax rate was primarily driven by fluctuations in our level of quarterly and year-to-date earnings and losses in addition to certain favorable income tax resolutions during Q3 09.

Merchandise inventories at the end of Q3 09 decreased 21.5% to $545 million versus $695 million at the end of Q3 08 as a result of our continued inventory reduction strategies.

FISCAL 2009 YEAR-TO-DATE RESULTS

Net revenues for the 39 weeks ended November 1, 2009 (“Q3 YTD 09”) decreased 14.5% to $2.013 billion versus $2.353 billion for the 39 weeks ended November 2, 2008 (“Q3 YTD 08”). Year-to-date comparable store sales by retail concept are shown in the table below:

Year-to-Date Comparable Store* Sales Change by Retail Concept

Retail Concept	Q3 YTD 09	Q3 YTD 08
Williams-Sonoma	<9.4%>	<6.9%>
Pottery Barn	<10.6%>	<18.4%>
Pottery Barn Kids	<16.8%>	<15.1%>
Outlets	<17.5%>	<17.3%>
Total	<11.6%>	<14.2%>

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Diluted EPS on a GAAP and non-GAAP basis are reconciled in the table below:

Reconciliation of GAAP to Non-GAAP Diluted EPS

(See Exhibit 1 for Notes)

	Q3 YTD 09	Q3 YTD 08
GAAP Diluted EPS	<$0.10>	$0.17
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Notes 1 and 4)	$0.14	$0.08
Impact of Exiting Excess Distribution Capacity (Note 2)	$0.04	-
Net Benefit of Early Lease Termination Payment (Note 3)	-	<$0.05>
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	<$0.06>
Subtotal of Unusual Business Events	$0.18	<$0.12>
Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)	$0.08	$0.05

FY 09 FINANCIAL GUIDANCE

•	Net Revenue

Net Revenue Guidance by Quarter (all amounts in millions, except percentages)

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 GUID	FY 09 GUID
Retail Revenues	$358	$400	$428	$640 - $670	$1,826 - $1,856
Direct-to-Customer Revenues	$254	$272	$301	$330 - $360	$1,157 - $1,187
Total Net Revenues	$612	$672	$729	$970 - $1,030	$2,983 - $3,043
% Variance vs. FY 08	<21.8%>	<18.0%>	<3.0%>	<4> - 2%	<9> - <11> %
Comparable Store Sales*	<21.0%>	<15.3%>	1.7%	<1> - 4%	<6> - <8> %
LSF Growth % Change	7.4%	4.6%	2.2%	<1.0> - 0.0%	<1.0> - 0.0%
Catalog Circulation % Change	<17.1%>	<18.7%>	<18.1%>	<12> - <14>%	<16> - <17>%

* See the company’s 10-K and 10-Q public filings for the definition of comparable stores.

Store Opening and Closing Guidance by Retail Concept

	Q4 08 ACT	Q3 YTD 09 ACT			Q4 09 GUID			FY 09 GUID
Concept	Total	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	264	3	<4>	263	1	<4>	260	4	<8>*
Pottery Barn	204	3	<3>	204	2	<4>	202	5	<7>*
Pottery Barn Kids	95	2	<4>	93	0	<4>	89	2	<8>*
West Elm	36	4	0	40	0	<4>	36	4	<4>
Williams-Sonoma Home	10	1	0	11	0	0	11	1	0
Outlets	18	1	0	19	0	<1>	18	1	<1>
Total	627	14	<11>	630	3	<17>	616	17	<28>

*	FY 09 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Pottery Barn Kids include 3 stores, 4 stores and 1 store, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened due to square footage expansion, store modification, or relocation.

•	Gross Margin

Gross Margin as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	36.9% - 37.5%	33.7%	33.8% - 34.1%	33.8%
Non-GAAP*	36.9% - 37.5%	33.9%	33.9% - 34.2%	33.9%

*	The non-GAAP gross margin percentages above exclude the projected impact of unusual business events of 10 basis points in FY 09, and an impact of 20 basis points in Q4 08 and 10 basis points in FY 08. See Notes 1, 2, 3 and 7 in Exhibit 1.

•	Selling, General & Administrative Expenses

SG&A Expenses as a Percentage of Net Revenues for Q4 and Fiscal Year

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
GAAP	29.6% - 30.1%	31.8%	32.1% - 32.3%	32.5%
Non-GAAP*	29.6% - 30.1%	28.8%	31.1% - 31.3%	32.3%

*	The FY 09 non-GAAP SG&A percentages above exclude the projected 100 basis point fiscal year impact of FY 09 unusual business events. See Notes 1 and 2 in Exhibit 1. Also excluded are the 300 basis point net impact of unusual business events in Q4 08 and the 20 basis point net impact of unusual business events in FY 08. See Notes 3 through 7 in Exhibit 1.

•	Interest <Income>/Expense

Interest <Income>/Expense for Q4 and Fiscal Year (in millions)

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Interest <Income>/Expense	$0.0 - $1.0	$0.0	$1.0 - $2.0	$0.2

•	Income Taxes

❑

The income tax rate in FY 09 is projected to be in the range of 35% to 40%. This compares to an income tax rate in FY 08 of 28.4%. Throughout the year, we expect that there could be ongoing variability in our quarterly tax rate due to volatility in earnings or losses in addition to taxable events that occur and exposures that are re-evaluated.

•	Diluted EPS

❑	See Exhibit 1 for quarterly and fiscal year diluted EPS guidance and a reconciliation of GAAP to non-GAAP diluted EPS, which includes and excludes the impact of unusual business events respectively.

•	Working Capital and Cash Flow

Working Capital and Cash Flow Drivers for Q4 and Fiscal Year (in millions)

	Q4		FY
	09 GUID	08 ACT	09 GUID	08 ACT
Merchandise Inventories	$480 - $510	$573	$480 - $510	$573
Depreciation and Amortization	$38 - $39	$37	$151 - $152	$148
Amortization of DLI	$9 - $10	$8	$36 - $37	$31

❑	Capital spending in FY 09 is projected to be in the range of $85 to $90 million, compared to capital spending of $192 million in FY 08.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, November 19, 2009, at 7:00 A.M. (PT). The call will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G – NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP SG&A, non-GAAP SG&A percentages, and non-GAAP diluted EPS. These non-GAAP financial measures exclude the impact of exiting excess distribution capacity, the impacts and benefits of early lease termination payments; the gain on our sale of a corporate aircraft; the reversal of performance-based stock compensation expense; the impacts of asset impairment and early lease termination charges for underperforming retail stores, and severance and lease termination costs associated with our FY 08 infrastructure cost reduction program. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 09 diluted earnings per share actual results and guidance on a comparable basis with our quarterly and FY 08 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to our future financial guidance and results, the ability of our higher level of performance to incrementally improve our operating margin over time, the continued expansion of our initiatives as we approach 2010, and variability in our tax rate.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include accounting adjustments as we close our books for Q3 09; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to shareholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2009 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing six distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, West Elm and Williams-Sonoma Home – are marketed through 630 stores, seven direct mail catalogs and six e-commerce websites.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	November 1, 2009	February 1, 2009	November 2, 2008
Assets
Current assets
Cash and cash equivalents	$228,744	$148,822	$22,994
Accounts receivable	42,182	37,405	47,113
Merchandise inventories - net	545,042	572,899	694,597
Prepaid catalog expenses	42,378	36,424	53,880
Prepaid expenses	42,251	45,354	50,904
Deferred income taxes	90,588	90,349	91,564
Other assets	10,415	9,420	9,106

Total current assets	1,001,600	940,673	970,158
Property and equipment - net	854,478	942,219	976,307
Non-current deferred income taxes	39,312	36,555	42,858
Other assets	16,302	16,017	16,796

Total assets	$1,911,692	$1,935,464	$2,006,119

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$171,904	$162,362	$232,669
Accrued salaries, benefits and other	75,603	75,732	82,086
Customer deposits	194,689	192,209	190,996
Income taxes payable	-	112	3,305
Current portion of long-term debt	14,800	14,702	14,568
Other liabilities	19,741	15,620	12,762

Total current liabilities	476,737	460,737	536,386
Deferred rent and lease incentives	252,888	264,672	267,454
Long-term debt	8,886	10,259	10,050
Other long-term obligations	54,479	51,812	47,095

Total liabilities	792,990	787,480	860,985
Shareholders’ equity	1,118,702	1,147,984	1,145,134

Total liabilities and shareholders’ equity	$1,911,692	$1,935,464	$2,006,119

	ADDITIONAL INFORMATION
	Store Count					Average Leased Square Footage Per Store
Retail Concept	August 2, 2009	Openings	Closings	November 1, 2009	November 2, 2008	November 1, 2009	November 2, 2008
Williams-Sonoma	263	-	-	263	264	6,300	6,300
Pottery Barn	204	1	(1)	204	204	12,900	12,800
Pottery Barn Kids	93	-	-	93	94	8,000	7,900
West Elm	39	1	-	40	36	17,300	17,100
Williams-Sonoma Home	11	-	-	11	10	13,200	13,300
Outlets	19	-	-	19	18	19,500	20,600

Total	629	2	(1)	630	626	9,900	9,800

	Total Store Square Footage
	August 2, 2009			November 1, 2009	November 2, 2008
Total store selling square footage	3,871,000			3,880,000	3,811,000
Total store leased square footage	6,235,000			6,251,000	6,118,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTEEN WEEKS ENDED NOVEMBER 1, 2009 AND NOVEMBER 2, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THIRD QUARTER
	2009		2008
	(13 Weeks)		(13 Weeks)
	$	% of Revenues	$	% of Revenues
Retail revenues	$428,292	58.7%	$424,392	56.4%
Direct-to-customer revenues	301,005	41.3	327,660	43.6

Net revenues	729,297	100.0	752,052	100.0

Total cost of goods sold	476,445	65.3	511,572	68.0

Gross margin	252,852	34.7	240,480	32.0
Selling, general and administrative expenses	243,396	33.4	259,858	34.6

Earnings (loss) from operations	9,456	1.3	(19,378)	2.6
Interest (income) expense - net	341	-	158	-

Earnings (loss) before income taxes	9,115	1.2	(19,536)	2.6
Income tax expense (benefit)	1,788	0.2	(8,538)	1.1

Net earnings (loss)	$7,327	1.0%	$(10,998)	1.5%

Earnings (loss) per share:
Basic	$0.07		$(0.10)
Diluted	$0.07		$(0.10)
Shares used in calculation of earnings (loss) per share:
Basic	105,817		105,635
Diluted	108,626		105,635

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2009 AND NOVEMBER 2, 2008

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2009		2008
	(39 Weeks)		(39 Weeks)
	$	% of Revenues	$	% of Revenues

Retail revenues	$1,185,910	58.9%	$1,321,182	56.1%
Direct-to-customer revenues	827,116	41.1	1,032,275	43.9

Net revenues	2,013,026	100.0	2,353,457	100.0

Total cost of goods sold	1,360,870	67.6	1,557,911	66.2

Gross margin	652,156	32.4	795,546	33.8
Selling, general and administrative expenses	671,505	33.4	772,618	32.8

Earnings (loss) from operations	(19,349)	1.0	22,928	1.0
Interest (income) expense - net	990	-	169	-

Earnings (loss) before income taxes	(20,339)	1.0	22,759	1.0
Income tax expense (benefit)	(9,360)	0.5	4,926	0.2

Net earnings (loss)	$(10,979)	0.5%	$17,833	0.8%

Earnings (loss) per share:
Basic	$(0.10)		$0.17
Diluted	$(0.10)		$0.17
Shares used in calculation of earnings (loss) per share:
Basic	105,706		105,501
Diluted	105,706		107,016

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

THIRTY-NINE WEEKS ENDED NOVEMBER 1, 2009 AND NOVEMBER 2, 2008

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2009	2008
	(39 Weeks)	(39 Weeks)
Cash flows from operating activities
Net earnings (loss)	$(10,979)	$17,833
Adjustments to reconcile net earnings (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	113,584	110,688
Loss on disposal/impairment of assets	23,696	17,762
Gain on sale of asset	-	(16,115)
Amortization of deferred lease incentives	(26,367)	(23,719)
Deferred income taxes	(5,452)	1,418
Tax benefit from exercise of stock-based compensation	425	1,194
Stock-based compensation expense	14,152	6,031
Other	-	(416)
Changes in:
Accounts receivable	(4,632)	(5)
Merchandise inventories	29,406	(3,017)
Prepaid catalog expenses	(5,953)	1,027
Prepaid expenses and other assets	1,925	(17,518)
Accounts payable	13,490	33,951
Accrued salaries, benefits and other current and long-term liabilities	6,952	(28,905)
Customer deposits	1,874	(9,933)
Deferred rent and lease incentives	13,576	44,705
Income taxes payable	(112)	(80,661)

Net cash provided by operating activities	165,585	54,320

Cash flows from investing activities:
Purchases of property and equipment	(50,391)	(158,180)
Proceeds from sale of assets	856	46,787
Proceeds from insurance reimbursement	-	632
Other	-	(213)

Net cash used in investing activities	(49,535)	(110,974)

Cash flows from financing activities:
Repayments of long-term obligations	(1,275)	(1,354)
Net proceeds from exercise of stock-based compensation	3,191	461
Excess tax benefit from exercise of stock-based compensation	98	1,032
Payment of dividends	(38,333)	(37,740)
Other	(50)	-

Net cash used in financing activities	(36,369)	(37,601)

Effect of exchange rates on cash and cash equivalents	241	(1,701)
Net increase (decrease) in cash and cash equivalents	79,922	(95,956)
Cash and cash equivalents at beginning of period	148,822	118,950

Cash and cash equivalents at end of period	$228,744	$22,994

Exhibit 1

Reconciliation of 2009 and 2008 GAAP to Non-GAAP Diluted Earnings/<Loss> Per Share

(Totals Rounded to the Nearest Cent Per Diluted Share)

	Q1 09 ACT	Q2 09 ACT	Q3 09 ACT	Q4 09 GUID	FY 09 GUID*
2009 GAAP Diluted EPS*	<$0.18>	$0.00	$0.07	$0.36 - $0.45	$0.25 - $0.34
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 1)	$0.04	$0.04	$0.06	-	$0.14
Impact of Exiting Excess Distribution Capacity (Note 2)	-	$0.01	$0.03	-	$0.04
Subtotal of Unusual Business Events**	$0.04	$0.05	$0.09	-	$0.18
2009 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)*	<$0.14>	$0.05	$0.16	$0.36 - $0.45	$0.43 - $0.52

	Q1 08 ACT	Q2 08 ACT	Q3 08 ACT	Q4 08 ACT	FY 08 ACT**
2008 GAAP Diluted EPS**	$0.10	$0.17	<$0.10>	$0.12	$0.28
Net Benefit of Early Lease Termination Payment (Note 3)	<$0.05>	-	-	-	<$0.05>
Impact of Asset Impairment Charges for Underperforming Retail Stores (Note 4)	$0.00	$0.01	$0.07	$0.12	$0.20
Gain on Sale of Corporate Aircraft (Note 5)	-	<$0.09>	-	-	<$0.09>
Benefit Associated with Reversal of Performance-Based Stock Compensation Expense (Note 6)	-	-	<$0.06>	-	<$0.06>
Impact of Severance and Lease Termination Costs Associated with our Infrastructure Cost Reduction Program (Note 7)	-	-	-	$0.08	$0.08
Subtotal of Unusual Business Events**	<$0.05>	<$0.08>	$0.01	$0.19	$0.07
2008 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 8)**	$0.05	$0.09	<$0.10>	$0.31	$0.35

* Quarterly diluted EPS guidance amounts will vary within the ranges above. Therefore, the respective high and low guidance estimates for the quarters should not be added together to derive an estimate for the fiscal year. Additionally, due to quarterly rounding to the nearest cent per diluted share, the sum of the quarters at the end of any quarter may not equal the year-to-date total.

** Due to rounding to the nearest cent per diluted share, totals may not equal the sum of the line items in the table above.

Note 1:	Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores – During Q1 09 and Q2 09, we incurred charges associated with asset impairment and early lease termination expenses for underperforming retail stores, which resulted in an impact to earnings of approximately $0.04 and $0.04 per diluted share respectively. During Q3 09, we also incurred additional charges of approximately $0.06 per diluted share. These charges resulted in an impact to gross margin of less than 10 basis points in Q2 09, a 20 basis point impact to gross margin in Q3 09 and a projected impact of 10 basis points in FY 09. This also resulted in an impact to SG&A expenses of 100 and 110 basis points, respectively, in Q1 09 and Q2 09, a 150 basis point impact to SG&A expenses in Q3, and a projected 80 basis point impact to SG&A expenses in FY 09.

Note 2:	Impact of Exiting Excess Distribution Capacity – During Q2 09, we incurred charges associated with the early exit of excess distribution capacity, which resulted in an impact to earnings of approximately $0.01 per diluted share. During Q3 09, we also incurred additional charges of approximately $0.03 per diluted share. These charges resulted in a 20 basis point impact to gross margin in Q2 09, a 10 basis point impact to gross margin in Q3 09 and a projected 10 basis point impact to gross margin in FY 09. These charges also resulted in a less than 10 basis point impact to SG&A expenses in Q2 09, an 80 basis point impact to SG&A expenses in Q3 and a projected 20 basis point impact to SG&A expenses for FY 09.

Note 3:	Early Lease Termination Payment – During Q1 08, we received an incentive payment from a landlord to compensate the company for terminating a store lease prior to its expiration and incurred some corresponding accelerated depreciation, which resulted in a net benefit to earnings of approximately $0.05 per diluted share. This resulted in a 20 basis point impact to gross margin and a 120 basis point benefit to SG&A expenses. On an annual basis this amounted to a zero basis point impact to gross margin and a 30 basis point benefit to SG&A expenses in FY 08.

Note 4:	Asset Impairment Charges for Underperforming Retail Stores – Our FY 08 SG&A expenses included an approximate $34 million or $0.20 per diluted share impact associated with asset impairment charges for underperforming retail stores. This resulted in a 10, 20, 160 and 200 basis point impact to SG&A expenses in Q1, Q2, Q3 and Q4 of FY 08, respectively. On an annual basis this amounted to a 100 basis point impact to SG&A expenses in FY 08.

Note 5:	Gain on Sale of Corporate Aircraft – On May 16, 2008, we completed the sale of a corporate aircraft to an unrelated third party purchaser. The sale resulted in a gain of approximately $0.09 per diluted share and was recorded within SG&A expenses. Details of the transaction are disclosed in our Form 8-K filed with the SEC on May 22, 2008. This resulted in a 200 basis point benefit to SG&A expenses. On an annual basis this amounted to a 50 basis point benefit to SG&A expenses in FY 08.

Note 6:	Reversal of Performance-Based Stock Compensation Expense – During Q3 08, our SG&A expenses included an approximate $11 million or $0.06 per diluted share benefit associated with the reversal of performance-based stock compensation expense, as discussed in our Form 8-K filed with the SEC on October 29, 2008. This resulted in a 140 basis point benefit to SG&A expenses. On an annual basis this amounted to a 30 basis point benefit to SG&A expenses in FY 08.

Note 7:	Infrastructure Cost Reduction Program – On January 21, 2009, we announced a series of actions completed during Q4 08 to reduce our FY 09 fixed and semi-fixed overhead costs by approximately $75 million. These actions included an 18% reduction in company-wide full-time headcount (approximately 1,400 positions), the closure of our Camp Hill, PA call center, and the closure of a 500,000 square foot distribution facility. The Q4 08 charges associated with these actions totaled approximately $13 million or $0.08 per diluted share. Lease termination charges of approximately $2 million are included in cost of goods sold and the remainder, principally severance, is included in SG&A expenses. This resulted in a 20 basis point impact to gross margin and a 100 basis point impact to SG&A expenses. On an annual basis this amounted to a 10 basis point impact to gross margin and a 30 basis point impact to SG&A expenses in FY 08.

Note 8:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 09 diluted EPS actual results and guidance on a comparable basis with our 2008 quarterly and fiscal year results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.